We power the Experience Economy. Enabling businesses to deliver the Moments that Matter. Q4 2025 Shareholder Letter | Investors.shift4.com note: will update one of these imagtes Images Powered by Experiences Powered by Shift4. Exhibit 99.1

Non-GAAP Financial Measures and Key Performance Indicators Forward-Looking Statements We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures include: gross revenue less network fees, which includes interchange and adjustment fees; non- GAAP net income; non-GAAP EPS; free cash flow; Adjusted Free Cash Flow; earnings before interest expense, interest income, income taxes, depreciation, and amortization (“EBITDA”); Adjusted EBITDA; Adjusted EBITDA conversion rate; and Adjusted EBITDA margin. Gross revenue less network fees represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. Non-GAAP net income represents net income adjusted for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations, such as amortization of acquired intangible assets, acquisition, restructuring and integration costs, revaluation of contingent liabilities, gain on sale of subsidiaries, impairment of intangible assets, loss on extinguishment of debt, gain (loss) on investments in securities, change in TRA liability, equity-based compensation, and foreign exchange and other nonrecurring items. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non- cash and other nonrecurring items that management believes are not indicative of ongoing operations. These adjustments include acquisition, restructuring and integration costs, revaluation of contingent liabilities, gain on sale of subsidiaries, impairment of intangible assets, loss on extinguishment of debt, gain (loss) on investments in securities, change in TRA liability, equity-based compensation, and foreign exchange and other nonrecurring items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by gross revenue less network fees. Free cash flow represents net cash provided by operating activities adjusted for certain non- discretionary capital expenditures. Adjusted Free Cash Flow represents free cash flow further adjusted for certain transactions that are not indicative of future operating cash flows, including acquisition, restructuring and integration costs, other nonrecurring expenses, and nonrecurring strategic capital expenditures that are not indicative of ongoing activities. We believe Adjusted Free Cash Flow is useful to measure the funds generated in a given period that are available to invest in the business, to repurchase stock and to make strategic decisions. The Adjusted EBITDA conversion rate is calculated as Adjusted Free Cash Flow divided by Adjusted EBITDA. We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance and, in the case of Adjusted Free Cash Flow, our liquidity, from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and, in the case of Adjusted Free Cash Flow, our liquidity, and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this letter. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this letter. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the inability to integrate the Global Blue business successfully or realize the synergies and related benefits; the substantial and increasingly intense competition worldwide in the financial services, payments and payment technology industries; potential changes in the competitive landscape, including disintermediation from other participants in the payments chain; the effect of global economic, political and other conditions on trends in consumer, business and government spending; fluctuations in inflation; our ability to anticipate and respond to changing industry trends and the needs and preferences of our merchants and consumers; our reliance on third-party vendors to provide products and services; risks associated with acquisitions; dispositions, and other strategic transactions; risks associated with our Series A Mandatory Convertible Preferred Stock; our inability to protect our IT systems and confidential information, as well as the IT systems of third parties we rely on, from continually evolving cybersecurity risks, security breaches or other technological risks; compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection The non-GAAP financial measures are not meant to be considered as indicators of performance, or in the case of Adjusted Free Cash Flow, as an indicator of liquidity, in isolation from or as a substitute for financial information prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of EBITDA, Adjusted EBITDA, gross revenue less network fees, non-GAAP net income, non-GAAP EPS, free cash flow and Adjusted Free Cash Flow to, in each case, its most directly comparable GAAP financial measure are presented in Appendix - Financial Information. For the full year and Q1 2026, we are unable to provide a reconciliation of Gross revenue less network fees, Adjusted EBITDA, and Adjusted Free Cash Flow to Gross Profit, Net Income, and net cash provided by operating activities, respectively, the nearest comparable GAAP measures, without unreasonable efforts. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. In addition, key performance indicators include volume, Blended Spread and margin. Volume is defined as the total dollar amount of payments that we deliver for settlement on behalf of our merchants. Included in volume are dollars routed via our international payments platform, alternative payment methods, including cryptocurrency, stored value, gift cards and stock donations, plus volume we route to third party merchant acquirers on behalf of strategic enterprise merchant relationships. We do maintain transaction processing on certain legacy platforms that are not defined as volume. Blended Spread represents the average yield Shift4 earns on the average volume processed for a given period after network fees. Blended Spread is calculated as payments-based revenue less gateway revenue and network fees for a given period divided by the volume processed for the same period. and information security, marketing across different markets where we conduct our business; risks associated with a variety of laws and regulations, including those relating to financial services, money-laundering, anti- bribery, sanctions, and counter-terrorist financing, consumer protection and cryptocurrencies; our ability to continue to expand our share of the existing payment processing markets or expand into new markets; additional risks associated with our expansion into international operations, including compliance with and changes in foreign regulations governmental policies, as well as exposure to foreign exchange rates; our ability to integrate and interoperate our services and products with a variety of operating systems, software, devices, and web browsers; and our dependence, in part, on our merchant and software partner relationships and strategic partnerships with various institutions to operate and grow our business, and the timing of any of the foregoing. These and other important factors discussed under the caption “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this letter. Any such forward-looking statements represent management’s estimates as of the date of this letter. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. 1 This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Shift4 Payments, Inc. (“we,” “our,” the “Company,” or “Shift4”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this letter, other than statements of historical fact, including, without limitation, statements relating to our position as a leader within our industry; our future results of operations and financial position, business strategy and plans; the anticipated benefits of and costs associated with recent acquisitions; objectives of management for future operations and activities, including, among others, statements regarding expected growth, international expansion, future capital expenditures, debt covenant compliance, financing activities, debt service obligations, the 2026 Reorganization Transactions, the Company Benefits, future negotiations with our Founder, our financial outlook and guidance for 2026 or any other period, including key performance indicators, anticipated synergies and financial results as a result of the Global Blue acquisition, and the timing of any of the foregoing are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions, though not all forward-looking statements can be identified by such terms or expressions.

Dear Fellow Shareholders, Jared Isaacman CEO jared@shift4.com As we close the books on 2025 and share our fourth-quarter results, I want to reflect on what has been a truly transformative year for our company. As you will see in the pages ahead, we had another strong quarter and are well positioned for the year ahead. Our quarterly financial performance delivered a combination of growth, profitability, and several quarterly records. We grew gross profit by 58% and gross revenue less network fees (GRLNF) by 51%, and delivered strong adjusted EBITDA margins of 50%. Diluted EPS for the quarter was $0.36 and Non-GAAP EPS for the quarter was $1.60 per share. The rapid growth of our vertical solutions can, at times, make it confusing for investors to understand the big picture. To simplify: We power the experience economy. We have been experts of the in- person commerce experience and grown steadily from small restaurants to the serving the largest resort, sports and entertainment environments in the U.S. Only recently, our acquisition of Global Blue and others has expanded our geographic reach by over 75 countries and provided us with a critical offering for luxury retail, further expanding our reach in the experience economy. In a world where AI is evolving rapidly and investors are struggling to pick the future winners, I will remind investors of this: We offer a physical payment experience in environments that demand a face-to-face interaction. We also focus predominantly on merchants that need a lot of software to run their business. As software solutions become easier to build, we believe larger merchants will still demand a platform within which they can combine a multitude of software suites into a single commerce experience for both their guests and employees. This is not to say we are in any way complacent. Maintaining relevancy and growth throughout our 28 year history has always demanded that we be both paranoid and adaptable. To that end we see, and applied, AI across numerous facets of our business. On the operational side we have forward deployed engineers from several leading AI companies working side-by side with our team to drive efficiencies in our onboarding and customer service procedures. We have already seen numerous benefits, most notably in our ability to launch products in new countries. Our software development and QA efforts have benefited from increased speed to market as well. We also have several distinct advantages where AI can deliver a better product experience and insights within our own products. Our significant data assets in luxury retail, restaurants and sports & entertainment are much more easily accessed and presented with modern AI tools as just one live example. Our products attract enviable and demanding customers around the globe. To better illustrate how we are monetizing the Experience Economy, we have disaggregated our gross revenue less network fees into three distinct pillars. In Q4, this consisted of $340 million of payments-based revenue less network fees, $125 million of tax-free shopping (TFS) revenue, and $145 million of subscription and other revenue. Our north star remains payments-based revenue less network fees and our strategies are all in support of growing this important pillar. By disaggregating revenue into these pillars, shareholders can also track progress across our tax free shopping, which is an excellent business with a leading market share, limited competition and world-class customers, but also subject to its own volatility. Similarly, subscription and other revenue can be volatile as we run our carrots and sticks playbook against recently acquired businesses. I believe this will be helpful as investors track our progress in the future. V4 - DRAFTS CIRCULATED VIA EMAIL (WORD DOC)

The acquisition of Global Blue represented a step-function increase in the pace of progress for Shift4. We have acquired a highly unique product capability that is deeply intertwined within the critical workflows of many of the world’s most well-known luxury brands. We have the benefit of an excellent team operating all over the world, and we view 2026 as an important year given it will be our first full year as a combined company. We are currently scaling our go-to-market cross-sell efforts throughout Europe, and remain excited about the opportunities to unlock meaningful revenue synergies in the months and years ahead. In the near term, Global Blue is gross margin accretive, but slightly dilutive to our adjusted EBITDA margins and also to working capital. However, as revenue synergies are realized, I anticipate Global Blue's adjusted EBITDA margins will begin to trend towards that of Shift4, which in turn will benefit our adjusted FCF conversion levels. As mentioned earlier, the global scale and reach of Shift4 has continued to improve over the past year, and our business is structurally better than any time in our history. We do not believe this is reflected in our valuation, which has seen compression along with many in the market. As such, we prioritized share repurchases but also continued to pursue growth investments and see where M&A could act as an accelerant. We will continue to balance near term return on capital with longer term initiatives that deliver durable earnings power for our shareholders. Finally, we are introducing our full-year 2026 guidance. Our 2026 financial guidance calls for 26%-31% gross revenue less network fee growth. Our 2026 revenue guidance assumes mid-teen payments-based revenue less network fee growth within our core America’s business and high-20% worldwide payments-based revenue less network fees, offset by mid-single-digit growth in TFS and low-single-digit growth in subscription and other. As always, never hesitate to reach out with questions, comments, or referrals. Boldly Forward, V5 - DRAFTS CIRCULATED VIA EMAIL (WORD DOC) Taylor Lauber Chief Executive Officer tlauber@shift4.com

Q4 2025 Payment volumes were ~4.5x Q4 2021 levels $13 $21 $32 $48 $59 Q4-21 Q4-22 Q4-23 Q4-24 Q4-25 (A) See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in "Appendix - Financial Information" of this document. 4 Volume Gross Profit & Gross Revenue Less Network Fees(A) ($BILLION) Performance Highlights Fourth Quarter 2025 +23% YoY VOLUME 46% CAGR Net Income & Adjusted EBITDA(A) Net Cash Provided by Operating Activities & Adjusted Free Cash Flow(A)($MILLION) ($MILLION) ($MILLION) +58% YoY GROSS PROFIT • $0.36 GAAP DILUTED EPS $1.60 NON-GAAP EPS(A) • $304M +48% YoY ADJUSTED EBITDA(A) • Volume of $59 billion during Q4 2025, up 23% from Q4 2024. • Gross revenue of $1,189 million, up 34% from Q4 2024. • Gross profit of $429 million, up 58% from Q4 2024. • Gross revenue less network fees(A) of $610 million, up 51% from Q4 2024. ◦ Payments-Based Revenue Less Network Fees: $340 million ◦ Tax-Free Shopping: $125 million ◦ Subscription and Other: $145 million • Net income for Q4 2025 was $53 million. Net income per class A and C share was $0.37 and $0.36 on a basic and diluted basis, respectively. Non-GAAP net income for Q4 2025 was $156 million, resulting in $1.60 of non-GAAP EPS.(A) • EBITDA of $252 million and Adjusted EBITDA of $304 million for Q4 2025, up 14% and 48%, respectively. Adjusted EBITDA margin of 50% for Q4 2025.(A) • Net cash provided by operating activities of $224 million and Adjusted Free Cash Flow of $171 million for Q4 2025, up 71% and 28%, respectively, from Q4 2024. Record Results 4 $139 $20 $41 $33 $53 $206 $168 $205 $293 $304 Net Income Adjusted EBITDA Q4-24 Q1-25 Q2-25 Q3-25 Q4-25 $78 $138 $184 $271 $429 $147 $199 $269 $405 $610 Gross Profit: 4-Year CAGR 53% Gross Revenue Less Network Fees: 4-Year CAGR 43% Q4-21 Q4-22 Q4-23 Q4-24 Q4-25 $131 $96 $142 $172 $224 $134 $70 $118 $141 $171 Net Cash Provided By Operating Activities Adjusted Free Cash Flow Q4-24 Q1-25 Q2-25 Q3-25 Q4-25 +51% YoY GROSS REVENUE LESS NETWORK FEES(A) $53M NET INCOME 57bps Q4 2025 Blended Spreads 61bps FY 2025 Blended Spreads(FY'25 spreads of 60.5bps) remove FY?

5 5 #2 in Restaurants (Menchie's) World class technology, sophisticated distribution, and an overall lower cost of ownership #1 in Hotels (Alterra) One Hand to Shake: the only hospitality platform to deliver the entire payments value chain under one roof #1 in Sports & Entertainment (Yankees) The most comprehensive owned solution in the sector - everything from concessions to merchandise Growing opportunity in Unified Commerce We are ready to grow beyond our leading verticals across the globe, and are better positioned than ever after our acquisition of Global Blue Tag line for the bottom: "We are uniquely advantaged by our category-leading products, our extensive library of software integrations, and our now $1 trillion + cross sell payments funnel. We have both a proven formula and the firepower to keep running our Shift4 Playbook all around the world for years into the future" Our growth is supported by an over $1 trillion payments cross-sell funnel, and an extensive library of software integrations #2 in Restaurants in U.S. #1 in Hospitality in U.S. #1 in Sports & Entertainment in U.S. #1 in Luxury Retail Globally World class technology, sophisticated distribution, and an overall lower cost of ownership One Hand to Shake: the only hospitality platform to deliver the entire payments value chain under one roof The most comprehensive owned solution in the sector - everything from concessions to merchandise to ticketing Global leading digital payments network powering the most recognized luxury brands and serving affluent shopping customers for regulated tax-free shopping countries Update / Adjust intro page? Loop Graphic Building and Buying Capabilities → Enhancing our Right to Win in Adjacent Verticals → Building Trust with Experience Makers with Each Success → Excess Capital Allocation in Turn Accelerates and Reinforces our Leadership We Power the Experience Economy Across all of our verticals, we enable businesses to deliver the Moments that Matter Building and Buying Capabilities Enhancing our Right to Win Across the Experience Economy Building Trust with Experience Makers with Each Success Excess Capital Allocation in Turn Accelerates and Reinforces our Leadership switch this with top half - add separation subheaders We have earned brand trust with the most influential Experience Makers by solving demanding commerce challenges in the Experience Economy globally Every commerce challenge solved is a capability enhancement that further differentiates our scaled platform We benefit from the network effect of having one of the deepest software integration libraries relevant to the Experience Economy while also serving the leading Experience Making brands, which in turn bring even more relevant integrations Our proprietary data assets enhance our value propositions by sharing insights on the most valuable travel shoppers to the most loyal fan bases and many more Our capital allocation model has a proven track record of accelerating everything we do: it has continuously added technology capabilities, specialized talent, and expansion of our cross sell funnel DINE STAY PLAY SHOP Excess Capital Allocation Experience Economy

6 Over 55,000 Search "Shift4" on X to see dozens of installs every day! since coming out of beta, and on pace to exceed 35,000 installs in 2024 alone SkyTab installs Shift4 continues to gain market share in restaurants, winning new restaurants every day Restaurant Update Adding 1,300 international restaurant and SMB wins per month remove stat, backfill with more twitter screenshots DINE

Hospitality Update

STAY

Continuing to expand market share in hospitality vertical


SIGNATURE WIN

etc HOTELS

Shift4 has partnered with ETC Hotels to power payments for their iconic Shutters on the Beach and Casa del Mar properties nestled on Santa Monica Beach, modernizing their commerce infrastructure and ensuring a seamless guest experience.

Penticton Lakeside Resort


PENTICTON
LAKESIDE
RESORT

Shift4 is now powering payments for Penticton Lakeside Resort, a premier waterfront destination resort, connecting diverse revenue centers and simplifying operations for this property which was a successful cross-sell win from the Eigen acquisition.

Pechanga Resort & Casino


PECHANGA
RESORT CASINO

A successful cross-sell from the Eigen acquisition, Shift4 is now processing payments for Pechanga Resort & Casino, a AAA Four-Diamond award-winning resort and one of the largest casino destinations in the U.S.

Park Holidays


PARK
HOLIDAYS

As the result of a successful RFP win, Shift4 is now powering omni-channel payments for Park Holidays, winner of several British Travel Awards and one of the largest hotel chains in the UK with over 50 resort properties across the region.

Hotelpark Bodetal


HOTELPARK BODETAL

Located in Thale, Germany, Hotelpark Bodetal offers guests charming accommodations, thermal baths, and regional cuisine with breathtaking views of the Harz Mountains.

How do we win HOSPITALITY?

1. One of three companies with 1,200+ software integrations required to pursue the vertical
2. We own more links in the value chain to differentiate and provide lower cost of ownership
3. Wallet share expansion from existing gateway only customers
4. Ability to process payments in 6 continents

SHIFT4

7

Sports and Entertainment Update

PLAY

Powering payments through POS, mobile ordering, ticketing, and more


THE BIG GAME

Shift4 powers payments for the world's most important sporting events, including the biggest football game of the year!

Ottawa Senators



Shift4 is powering payments for food & beverage concessions for the Ottawa Senators at the Canadian Tire Centre.

Indianapolis Indians


INDIANAPOLIS
19
02
INDIANS

Shift4 is processing payments for food & beverage concessions at Victory Field.

New York Red Bulls


Red Bull
NEW YORK

Shift4 is powering payments for retail sales and food & beverage concessions at Sports Illustrated Stadium.

Vibe Credit Union Showplace


vibe
credit union
showplace
vibe credit union
showplace

Located in Novi, Michigan, Vibe Credit Union Showplace is the largest privately-owned convention center in the state — and has now partnered with Shift4 to power payments.

How do we win STADIUMS?

1. Category leading mobile experience
2. We own more links in the value chain (i.e. Payments, Hardware, mobile, concessions, restaurants, retail, parking, ticketing)
3. Wallet Share expansion as existing customers add ticketing and hundreds of Appetize accounts begin to effectively monetize payments
4. Ability to process payments in 6 continents

SHIFT4

8

Shift4 continues to move Boldly Forward towards becoming a truly global company 9 9 Luxury Retail Update Global leading digital payments network powering the most recognized luxury brands and serving affluent shopping customers for regulated tax-free shopping countries 75K Retailers with 400K+ Locations 15M+ International Shoppers LUXURY RETAIL WINS Global Leader in Luxury Retail Payments Technology ~$500B+ EMBEDDED PAYMENTS VOLUME • TFS Take Rates [xx]bps+ • TFS Revenue Growth +[XX]% • Total Merchant Payments Volumes [x-x]x TFS SiS Q3 2025 €[xx]B Tax Free Shopping SiS [xx]% YoY growth Issey Miyake Puma JR Hakata City Groupe Printemps Directly connected to the largest railway terminal in Kyushu, Japan, JR Hakata City is a massive commercial complex featuring department stores, cinemas, dining, and more. Puma, the third largest sportswear manufacturer in the world, has been pushing sports and culture forward for 78 years by creating the fastest products for the world’s fastest athletes. Launched in 1971 by visionary Japanese designer Issey Miyake, his namesake luxury fashion brand is known for its unique design philosophy and innovative techniques. Keio Department Store, located in Shinjuku, Tokyo, offers a unique range of souvenirs, snacks, and dining experiences with a focus on Japanese domestic brands. Keio Founded in 2002 and based in Italy, Only The Brave is an international fashion group with several global luxury brands under its umbrella, including Diesel, Viktor&Rolf, and more. SHOP

Unified Commerce: Other Update Continuing to gain momentum in our Unified Commerce vertical 1 0 10 GIVING CRYPTO GAMING TRAVEL & MOBILITY TBU WITH WINS FOR THIS QUARTER "signature win" at the top will be the XAI partnership unified commerce win that kills 2 birds with one stone - features a marquee win as well as our growing AI capabilities Water Is Life Global VoteAmerica Action Fund Tickets for Kids Charities The Morrison & Foerster Foundation The Lower East Side Girls Club of New York The Center for Courageous Kids The Cardinal's Annual Stewardship Appeal Take The Nations Royal Osteoporosis Society Reaching Souls International Lung Cancer Foundation of America Jews for Jesus Hope To Walk Hire Heroes USA Americares Crypto Wins Quantum Jets Cove Miami Tuscana Properties The Open Network Foundation (Telegram) Bitpanda Fancraze LANGUAGE TBD \ ++ other version w/o signature win

Shift4 continues to move Boldly Forward towards becoming a truly global company 1 1 11 Going Global: Continuing Our International Momentum Enabling commerce in 75+ countries We Are Taking Our Industry Leading Products Into New Geographic Markets Around the World UPDATED MAP PAGE Show we are live processing in 6 continents. went live with BYD in Latam as latest proof point of growing unified commerce platform. blue chips are coming to work with us becausee of our geo coverage and balance of card present and CNP + possibly hit curb again WHAT we need to include: -new map (map from investor day + the dark blue countries "coming soon" from this one" -callout with "We have closed on our landmark acquisition of Global Blue, expanding our footprint to 75+ countries" maybe above the map, and then maybe another one below with "Global B ue has accelerated our international expansion, and we will continue to follow our strategic partner into new geographies" COMING SOON Global Blue has accelerated our international expansion INCLUDE GEO UPDATE? (may not be new territories) NORTH AMERICA EUROPE ASIA SOUTH AMERICA AFRICA AUSTRALIA FOOD & BEVERAGE LUXURY RETAIL HOSPITALITY SPORTS & ENTERTAINMENTUNIFIED COMMERCE CURRENTLY PROCESSING FOOD & BEVERAGE GLOBAL LUXURY RETAIL HOSPITALITY SPORTS & ENTERTAINMENT UNIFIED COMMERCE PRODUCTS "Now serving XX merchants internationally" -graphic callout change (highlighted) -new stats callout "As of November 2023, we are supporting 80K+ customers outside of the Americas, on top of the 400K acquired from Global Blue We are now supporting 80,000+ customers outside of the Americas. This excludes the 400,000 luxury retail cross sell opportunity acquired from Global Blue @ justine change highlight icons to be blue To discuss: 2 callouts make this background lighter - hard to see ++ Hospitality – S&E

See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in the "Appendix - Financial Information" of this document. Introducing Our Full Year 2026 Guidance and Providing Q1 Guidance 1 2 12 Intended Message: Adjusted for contribution from Finaro/Appetize, we're looking at 31% YoY GRLNF growth in Q4 $1.30 Billion +38% YoY +44% YoY $1.35 BillionGross Revenue Less Network Fees Full Year Adjusted Free Cash Flow $167 Billion +53% YoY +61% YoY $175 Billion Volume $640 Million +39% YoY +47% YoY $675 MillionAdjusted EBITDA TO TO TO FY 2024 Guidance 59%+ Adj. FCF Conversion (A) $415 M TO Adjusted Free Cash Flow +35% Adj. FCF Conversion Volume $57.0 B $60.0 B TO Q4 2025 $240 Billion $260 BillionTO FY 2026 +15% YoY +24% YoY Gross Revenue Less Network Fees $2.50 Billion $2.60 Billion TO FY 2026 +26% YoY +31% YoY Adjusted EBITDA $1.165 Billion $1.215 Billion TO FY 2026 +20% YoY +25% YoY $610 M $640 M TO Q4 2025 $305 M $315 M TO Q4 2025 from $200 Billion to $220 Billion from $1.965 Billion to $2.035 Billion from $965 Million to $990 Million See page 2 for a description of non-GAAP financial measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the relevant tables in the "Appendix - Financial Information" of this document. (A) (A) (A) (A) Non-GAAP EPS $5.50 $5.70 GRLNF, Adj EBITDA, FCF - dollar range or conversion & 40% or adjusted FCF per share EPS Guide - a range To discuss: FCF -dollar range or conversion -if conversion, EBITDA or adj. net income? -if dollar range, show FCF per share? -if so, consider call out stating FCF per share growth faster than americas payment growth -also, 35 or 40% +? Q1 2026 ~$548 Million +49% YoY Q1 2026 ~$233 Million +38% YoY FY 2026 +XX% Adj. FCF Conversion Q1 2026 Adjusted Free Cash Flow $490 Million $510 Million TO FY 2026 42% Adj. FCF Conversion 42% Adj. FCF Conversion (A) Q1 2026 ~$70 Million 30% Adj. FCF Conversion Q1 2026 $540 Million $555 Million TO +XX% YoY +XX% YoY Q1 2026 $235 Million $240 Million TO +XX% YoY +XX% YoY Q1 2026 $235 Million $240 Million TO +XX% YoY +XX% YoY @justine fix formatting to look less ugly sorry!!! TO footnote B: "XX% adj. FCF conversion" FY 2026 Assumes a 26% effective tax rate. (B) growth rates 6% to 10% $240 Billion $260 Billion TO FY 2026 +15% YoY +24% YoY +6% YoY +10% YoY (B)

We maintain a steady merchant volume backlog of $32B+ Foundational building blocks of our durable growth 2026 Guidance Review 1 3 13 $1,981 "Our blended spreads in Q2 were 63bps" [graphic] KEEP Increased Volume and Improved Diversity Scaling and diversifying overlaying bar chart showing the GRLNF and EBITDA contribution from GB Move Up Market Average size of merchant based on volume is 363% of 2021 levels. bar chart depicting our GRLNF diversification GRLNF BRIDGE - WIP remove Stable Spreads Despite Moving Up Market and Going International Full Year 2025 blended spreads were stable at 61bps Our blended spreads in Q4 were 57ps "Consistent Volume Backlog of $XXB+" 2026 Adj. FCF Bridge 1Q26 Adj. FCF Bridge and we maintain a steady merchant volume backlog of $32B+ Merchant volume backlog of $32B+ @ justine update charts - sent snips (and see what you can do with these bullets....eek 2026 GRLNF Growth Algorithm Bullets for off to the right side or underneath if you can: -Net Payments-Based Revenue: expected to account for ~60% of GRLNF growth in 2026, with a geographic distinction between the mature Americas market (little annualization of M&A impact) and the fast-growing Worldwide (ex-Americas) market -Tax-Free Shopping: expected to account for ~40% of GRLNF growth in 2026, largely driven by the annualization given the July 3rd timing of the Global Blue acquisition close (otherwise should be viewed as delivering pro-forma MSD growth) Subscription & Other: expected to be flat for the year with quarterly volatility given composition of deprecating legacy revenue streams and payments-based conversion incentive revenues Expecting stable spreads in 2026 at 60bps+ • Payments-Based Revenue Less Network Fees: ◦ Americas is expected to grow mid-teens and reflects our most mature geographic market with minimal impact from prior year M&A annualization ◦ Worldwide (excl. Americas) is expected to continue fast growth in the high 20s % ◦ All of which is supported by a merchant volume backlog of $32B • Tax-Free Shopping: Growth contribution largely driven by annualization with pro forma expected growth of MSD • Subscription & Other: Expected growth of LSD "Payments-Based Revenue Less Network Fees" "PBRLNF - Americas" "make it look like investor day" Stable Spreads ~60bps(A) Stable from full year spreads of ~61bps in 2025(A) • Incremental Flow Through: High incremental conversion % underscores potential for future Adj. FCF conversion expansion • Annualized Interest Expense: Annualizing the effect of the capital structure changes in 2H25, largely resulting from the acquisition of Global Blue • Interest Income: Lower average cash balance (Note: Q225 cash and cash equivalents was $3.0bn) • GB Timing of Close / TFS Seasonality: The Global Blue acquisition closed on July 3, 2025 resulting in 2H25 consolidation of operating results. The Tax-Free Shopping business has seasonality with Adj. FCF consumption in CY1H due to NWC growth in the seasonally high shopping periods and Adj. FCF generation in CY2H. On a YoY basis, given the timing of the transaction close, 1H26 will fully absorb the Adj. FCF consumption period while the 2H26 Adj. FCF generation only reflects the incremental Adj. FCF over 2H25 Adj. FCF generated. • Integration & Investment: Integration investment of Global Blue and AI infrastructure ($ MILLION) ($ MILLION) Incremental Adj. FCF Conversion ~59% Incremental Adj. FCF Conversion ~60% ($ MILLION) Continuing to Deliver Strong Durable Growth while Balancing Investment and Integration $2,400 - $2,600 1,981 2,500- 2,600

1 4 14 Proven framework for capital allocation that can deliver regardless of market backdrop Disciplined Capital Allocation Framework with a Proven Track Record of Results CUSTOMER ACQUISITION • Industry-leading cloud-based restaurant POS (SkyTab) • New Vertical capabilities (e.g. ticketing, subscription billing) • Hundreds of new ISV integrations since IPO • Shift4 all-in-one solution delivering market-leading TFS, integrated payments, and currency conversion • AI investments focused on extending the LTV of customers PRODUCT INVESTMENT • Eliminate upfront costs for our merchants by providing essential hardware • Provide financial incentives to align our partners and salespeople • Acquiring international distribution in support of long term organic growth Adjusted EBITDA Multiple of 6.2x Adjusted FCF Multiple of 10.7x Adjusted FCF Yield of 9% Total Capital Deployed: ~$5.5B(B) ACQUISITIONS, DIVESTITURES, & INVESTMENTS • Deployed $5.8 Billion since 2020 • Cross-selling payments feeds ARPU expansion • Disciplined execution of tuck-in acquisitions with high value creation potential • Closed on Smartpay; Bambora acquisition on track for Q1 SHARE REPURCHASE • Since our IPO and through today, have repurchased a total of 17.1mm shares • This represents 17% of total outstanding shares, including 4.3mm shares during Q4 • Repurchased ~$500mm (7.7mm shares) against the most recent $1B authorization ◦ $305mm in Q4 2025, and $195mm in Q1 2026 • Demonstrated a disciplined commitment to managing dilution - an owner's mentality 7.7mm shares repurchased to date under recently announced $1 billion authorization, with $500mm remaining Unlocked over $1 trillion of unmonetized payment volumes • Prior to Global Blue, Shift4 achieved an Operating ROIC of 14% (Q2 2025), delivered almost 30% incremental ROIC, and averaged xxx bps of positive spread ROIC > WACC • We anticipate ROIC to improve over time as we integrate Global Blue with an incremental ROIC of ~40% by the end of 2027 • Beyond the revenue synergies of the cross-sell, the high incremental ROIC relates to the differentiated accelerants of Global Blue's well- invested infrastructure Avg. WACC 8%-11% %s on top vs. y axis Q4 2023 - Q1 2024 - 2023 Acquisitions - Invested Capital Increase Generating high incremental return on invested capital Q2 2025 - Q4 2025 - 2025 Acquisitions - Invested Capital Increase (bubble above $ deployed) future: bar different color - dotted line with up arrow title: confidence in delivering high incremental returns grounded in our track record Focused on Value Creation Driving ROIC > WACC, Even through Periods of High Investment We have a track record of delivering ROIC > WACC, even through temporary dips during major integration periods Return on Invested Capital ("ROIC") Over Time 2023 acquisitions expand invested capital… execution and integration drive high incremental returns. Our 2025 investments are poised to deliver high incremental returns grounded in product leadership, market expansion, and executing with a proven model. Consistent track record of delivering ROIC>WACC across all investment phases ROIC is calculated as Adjusted Net Operating Profit After Tax (NOPAT) divided by invested capital. NOPAT is calculated as GAAP EBIT adjusted for (i) certain non-cash and other nonrecurring items, (ii) adds amortization of acquired intangibles, and (iii) applies a tax rate of 26%. Invested capital is calculated as Net Working Capital (excluding cash and debt) plus non-current assets adjusted to (i) exclude deferred tax assets and (ii) treats other intangible assets on a gross basis.

Appendix - Financial Information 15

Fourth Quarter of 2025 Condensed Consolidated Balance Sheets UNAUDITED In millions December 31, 2025 December 31, 2024 ASSETS Current assets Cash and cash equivalents $ 964 $ 1,212 Settlement assets 350 298 Accounts receivable, net 742 349 Prepaid expenses and other current assets 125 51 Total current assets 2,181 1,910 Noncurrent assets Equipment for lease, net 233 165 Property, plant and equipment, net 42 27 Right-of-use assets 67 37 Collateral held by the card networks 42 38 Goodwill 2,704 1,456 Residual commission buyouts, net 92 157 Capitalized customer acquisition costs, net 89 65 Other intangible assets, net 2,829 758 Deferred tax assets 391 397 Other noncurrent assets 43 31 Total assets $ 8,713 $ 5,041 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Current portion of debt $ 10 $ 687 Settlement liabilities 343 293 Accounts payable 679 248 Accrued expenses and other current liabilities 229 120 Current portion of TRA liability 23 4 Deferred revenue 13 16 Current lease liabilities 17 11 Total current liabilities 1,314 1,379 Noncurrent liabilities Long-term debt 4,536 2,154 Noncurrent portion of TRA liability 346 361 Deferred tax liabilities 471 61 Noncurrent lease liabilities 53 29 Other noncurrent liabilities 36 39 Total liabilities 6,756 4,023 Redeemable noncontrolling interests 10 — Stockholders' equity Series A Mandatory Convertible Preferred Stock 973 — Additional paid-in-capital 889 1,063 Accumulated other comprehensive income (loss) 47 (28) Retained deficit (467) (228) Total stockholders' equity attributable to Shift4 Payments, Inc. 1,442 807 Non-redeemable noncontrolling interests 505 211 Total stockholders' equity 1,947 1,018 Total liabilities, redeemable noncontrolling interests and stockholders' equity $ 8,713 $ 5,041 1 6 16

Fourth Quarter of 2025

Condensed Consolidated Statements of Operations

UNAUDITED
In millions, except share and per share data

	Three Months Ended		Twelve Months Ended	
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Gross revenue	$ 1,189	$ 887	$ 4,180	$ 3,331
Cost of sales (exclusive of certain depreciation and amortization expense shown separately below)	(739)	(601)	(2,752)	(2,358)
General and administrative expenses	(209)	(124)	(682)	(459)
Revaluation of contingent liabilities	(3)	—	4	(4)
Depreciation and amortization expense (A)	(91)	(56)	(290)	(200)
Professional expenses	(18)	(12)	(87)	(41)
Advertising and marketing expenses	(11)	(8)	(32)	(22)
Gain on sale of subsidiaries	19	—	19	—
Impairment of intangible assets	(9)	—	(9)	—
Income from operations	**128**	**86**	**351**	**247**
Loss on extinguishment of debt	—	—	(12)	—
Interest income	10	14	59	34
Other income (expense), net	(4)	1	(9)	2
Gain on investments in securities	—	45	—	67
Change in TRA liability	(6)	5	(4)	(289)
Interest expense	(61)	(27)	(190)	(62)
Income (loss) before income taxes	**67**	**124**	**195**	**(1)**
Income tax benefit (expense)	(14)	15	(48)	296
Net income	**53**	**139**	**147**	**295**
Less: Net income attributable to noncontrolling interests	(13)	(23)	(28)	(65)
Net income attributable to Shift4 Payments, Inc.	**40**	**116**	**119**	**230**
Less: Preferred stock and redeemable noncontrolling interest dividends	(15)	—	(40)	—
Net income attributable to common stockholders	**$ 25**	**$ 116**	**$ 79**	**$ 230**
Basic net income per share				
Class A net income per share - basic	$ 0.37	$ 1.66	$ 1.15	$ 3.36
Class A weighted average common stock outstanding - basic	65,526,224	68,329,725	66,726,911	66,009,448
Class C net income per share - basic	$ 0.37	$ 1.66	$ 1.15	$ 3.36
Class C weighted average common stock outstanding - basic	1,221,002	1,631,783	1,333,686	1,668,826
Diluted net income per share				
Class A net income per share - diluted	$ 0.36	$ 1.44	$ 1.08	$ 3.03
Class A weighted average common stock outstanding - diluted	66,194,973	91,213,586	87,620,658	89,854,352
Class C net income per share - diluted	$ 0.36	$ 1.44	$ 1.08	$ 3.03
Class C weighted average common stock outstanding - diluted	1,221,002	1,631,783	1,333,686	1,668,826

(A) Depreciation and amortization expense includes depreciation of equipment under lease of $21 million and $74 million for the three and twelve months ended December 31, 2025, respectively, and $15 million and $54 million for the three and twelve months ended December 31, 2024, respectively.

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17

Fourth Quarter of 2025

Condensed Consolidated Statements of Cash Flows

UNAUDITED
In millions

	Three Months Ended		Twelve Months Ended	
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
OPERATING ACTIVITIES				
Net income	$ 53	$ 139	$ 147	$ 295
Adjustments to reconcile net income to net cash provided by operating activities				
Depreciation and amortization	134	84	432	297
Equity-based compensation expense	25	14	82	65
Revaluation of contingent liabilities	3	—	(4)	4
Impairment of intangible assets	9	—	9	—
Gain on investments in securities	—	(45)	—	(67)
Change in TRA liability	6	(5)	4	289
Amortization of capitalized financing costs, net of premium accretion	3	2	15	9
Loss on extinguishment of debt	—	—	12	—
Gain on sale of subsidiaries	(19)	—	(19)	—
Provision for bad debts	8	1	16	7
Deferred income taxes	14	(22)	7	(322)
Unrealized foreign exchange losses	—	1	5	—
Other noncash items	—	—	—	(1)
Payments on contingent liabilities in excess of initial fair value	—	(11)	(1)	(11)
Change in other operating assets and liabilities	(12)	(27)	(71)	(65)
Net cash provided by operating activities	**224**	**131**	**634**	**500**
INVESTING ACTIVITIES				
Acquisitions, net of cash acquired	(177)	(249)	(2,745)	(555)
Acquisition of equipment to be leased	(36)	(25)	(125)	(101)
Capitalized software development costs	(31)	(17)	(99)	(65)
Acquisition of property, plant and equipment	(1)	(2)	(10)	(7)
Deposits with sponsor bank, net	11	(73)	(16)	(73)
Residual commission buyouts	(7)	(12)	(27)	(16)
Proceeds from sale of subsidiaries	24	—	24	—
Proceeds from sale of investments in securities	—	122	3	126
Investments in securities	—	—	(3)	—
Net cash used in investing activities	**(217)**	**(256)**	**(2,998)**	**(691)**
FINANCING ACTIVITIES				
Proceeds from long-term debt	519	—	2,832	1,100
Proceeds from preferred stock	—	—	1,000	—
Repayment of debt	(693)	—	(1,143)	—
Deferred financing costs	(6)	(2)	(79)	(18)
Settlement line of credit	(11)	73	16	73
Settlement activity, net	22	69	(36)	55
Proceeds from common stock	—	—	88	—
Acquisition of noncontrolling interests	(24)	—	(71)	—
Repurchases of Class A common stock	(305)	(110)	(453)	(146)
Payments for withholding tax related to vesting of restricted stock units	(11)	(15)	(34)	(33)
Payments of preferred dividends	(15)	—	(30)	—
Payments on contingent liabilities	(13)	(4)	(15)	(6)
Distributions to noncontrolling interests	—	(13)	(19)	(20)
Net change in bank deposits	—	—	—	(71)
Other financing activities	1	(5)	(1)	(5)
Net cash provided by (used in) financing activities	**(536)**	**(7)**	**2,055**	**929**
Effect of exchange rate changes on cash and cash equivalents and restricted cash	4	(24)	55	(21)
Change in cash and cash equivalents and restricted cash	**(525)**	**(156)**	**(254)**	**717**
Cash and cash equivalents and restricted cash, beginning of period	1,710	1,595	1,439	722
Cash and cash equivalents and restricted cash, end of period (A)	$ **1,185**	$ **1,439**	$ **1,185**	$ **1,439**

(A) The ending balance as of December 31, 2025 includes $221 million of settlement-related cash included within Settlement assets on the Consolidated Balance Sheet.

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18

Fourth Quarter of 2025

Reconciliations of Gross Revenue to Gross Profit and Gross Profit to Gross Revenue Less Network Fees

UNAUDITED

In millions

	Three Months Ended		Twelve Months Ended	
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Payments-based revenue	$ 919	$ 772	$ 3,471	$ 2,990
TFS revenue	125	—	255	—
Subscription and other revenues	145	115	454	341
GROSS REVENUE	**1,189**	**887**	**4,180**	**3,331**
Less: Network fees	(579)	(482)	(2,199)	(1,976)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(160)	(119)	(553)	(382)
Less: Depreciation of equipment under lease	(21)	(15)	(74)	(54)
GROSS PROFIT	**$ 429**	**$ 271**	**$ 1,354**	**$ 919**
GROSS PROFIT	**$ 429**	**$ 271**	**$ 1,354**	**$ 919**
Add back: Other costs of sales	160	119	553	382
Add back: Depreciation of equipment under lease	21	15	74	54
GROSS REVENUE LESS NETWORK FEES	**$ 610**	**$ 405**	**$ 1,981**	**$ 1,355**

	Q4 2021	Q4 2022	Q4 2023	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Payments-based revenue	$ 370	$ 503	$ 648	$ 772	$ 756	$ 868	$ 928	$ 919
TFS revenue	—	—	—	—	—	—	130	125
Subscription and other revenues	29	35	57	115	92	98	119	145
GROSS REVENUE	**399**	**538**	**705**	**887**	**848**	**966**	**1,177**	**1,189**
Less: Network fees	(253)	(339)	(436)	(482)	(479)	(553)	(588)	(579)
Less: Other costs of sales (exclusive of depreciation of equipment under lease)	(62)	(55)	(74)	(119)	(112)	(121)	(160)	(160)
Less: Depreciation of equipment under lease	(6)	(6)	(11)	(15)	(16)	(17)	(20)	(21)
GROSS PROFIT	**$ 78**	**$ 138**	**$ 184**	**$ 271**	**$ 241**	**$ 275**	**$ 409**	**$ 429**
GROSS PROFIT	**$ 78**	**$ 138**	**$ 184**	**$ 271**	**$ 241**	**$ 275**	**$ 409**	**$ 429**
Add back: Other costs of sales	62	55	74	119	112	121	160	160
Add back: Depreciation of equipment under lease	6	6	11	15	16	17	20	21
Add back: TSYS outage payments	1	—	—	—	—	—	—	—
GROSS REVENUE LESS NETWORK FEES	**$ 147**	**$ 199**	**$ 269**	**$ 405**	**$ 369**	**$ 413**	**$ 589**	**$ 610**

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19

Fourth Quarter of 2025

Reconciliations of Net Income to Adjusted EBITDA and Net Income to Non-GAAP Net Income

UNAUDITED
In millions, except per share data

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
NET INCOME	$ **139**	$ **20**	$ **41**	$ **33**	$ **53**
Interest expense	27	29	39	61	61
Interest income	(14)	(13)	(19)	(17)	(10)
Income tax (benefit) expense	(15)	(9)	15	28	14
Depreciation and amortization	84	85	88	125	134
EBITDA	$ **221**	$ **112**	$ **164**	$ **230**	$ **252**
Acquisition, restructuring and integration costs	13	27	11	30	16
Revaluation of contingent liabilities	—	(3)	(1)	(3)	3
Gain on sale of subsidiaries	—	—	—	—	(19)
Impairment of intangible assets	—	—	—	—	9
Loss on extinguishment of debt	—	—	3	9	—
(Gain) loss on investments in securities	(45)	—	—	—	—
Change in TRA liability	(5)	(3)	1	—	6
Equity-based compensation expense and related payroll tax	16	27	15	16	27
Foreign exchange and other nonrecurring items	6	8	12	11	10
ADJUSTED EBITDA	$ **206**	$ **168**	$ **205**	$ **293**	$ **304**
ADJUSTED EBITDA	$ 206	$ 168	$ 205	$ 293	$ 304
GROSS REVENUE LESS NETWORK FEES	$ 405	$ 369	$ 413	$ 589	$ 610
ADJUSTED EBITDA MARGIN (A)	51 %	46 %	50 %	50 %	50 %

(A) Represents Adjusted EBITDA divided by gross revenue less network fees.

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
NET INCOME	$ **139**	$ **20**	$ **41**	$ **33**	$ **53**	$ **147**
ADJUSTMENTS:						
Amortization of acquired intangible assets	47	46	47	78	82	253
Acquisition, restructuring and integration costs	13	27	11	30	16	84
Revaluation of contingent liabilities	—	(3)	(1)	(3)	3	(4)
Gain on sale of subsidiaries	—	—	—	—	(19)	(19)
Impairment of intangible assets	—	—	—	—	9	9
Loss on extinguishment of debt	—	—	3	9	—	12
(Gain) loss on investments in securities	(45)	—	—	—	—	—
Change in TRA liability	(5)	(3)	1	—	6	4
Equity-based compensation expense and related payroll tax	16	27	15	16	27	85
Foreign exchange and other nonrecurring items	6	8	12	11	10	41
Tax impact of adjustments	(16)	(23)	(20)	(26)	(31)	(100)
NON-GAAP NET INCOME (B)	$ **155**	$ **99**	$ **109**	$ **148**	$ **156**	$ **512**

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
WEIGHTED AVERAGE SHARE COUNT - GAAP DILUTED EPS	**93**	**92**	**89**	**91**	**67**	**89**
Weighted average anti-dilutive LLC Interests (Class B shares)	—	—	—	—	20	—
Series A Mandatory Convertible Preferred Stock - Shares outstanding at period-end	—	—	10	10	10	10
SHARE COUNT - NON-GAAP EPS (B)	**93**	**92**	**99**	**101**	**97**	**99**

RECONCILIATION OF GAAP DILUTED EPS TO NON-GAAP EPS

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	FY 2025
GAAP DILUTED EPS	$ **1.44**	$ **0.20**	$ **0.32**	$ **0.17**	$ **0.36**	$ **1.08**
Impact of preferred dividend	—	—	0.09	0.15	0.16	0.40
Impact of adjustments	0.22	0.87	0.69	1.15	1.08	3.69
NON-GAAP EPS (B)	$ **1.66**	$ **1.07**	$ **1.10**	$ **1.47**	$ **1.60**	$ **5.17**

(B) In calculating non-GAAP EPS, Shift4 uses net income before the deduction of dividends on mandatory convertible preferred stock, divided by the weighted-average number of diluted common shares outstanding plus an estimate of the potential shares issuable upon conversion of the mandatory convertible preferred stock. This approach provides a view of earnings per share assuming conversion of the preferred stock which will happen on, or before, May 1, 2028. The sum of quarterly per share amounts may not add up to the FY 2025 amounts due to the timing of the issuance of the mandatory convertible preferred stock mid-year, the LLC Interests being anti-dilutive in Q4 2025 but dilutive for FY 2025, and/or rounding.

SHIFT4
20

Three Months Ended December 31, 2024 March 31, 2025 June 30, 2025 September 30, 2025 December 31, 2025 NET CASH PROVIDED BY OPERATING ACTIVITIES $ 131 $ 96 $ 142 $ 172 $ 224 Capital expenditures (A) (44) (49) (43) (74) (68) FREE CASH FLOW 87 47 99 98 156 ADJUSTMENTS: Payments on contingent liabilities in excess of initial fair value 11 — 1 — — Acquisition, restructuring and integration costs 22 19 17 42 14 Nonrecurring strategic capital expenditures, and other (B) 14 4 1 1 1 ADJUSTED FREE CASH FLOW $ 134 $ 70 $ 118 $ 141 $ 171 Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow UNAUDITED In millions Fourth Quarter of 2025 (A) Capital expenditures include acquired equipment to be leased, capitalized software development costs and acquired property, plant and equipment. (B) For the three months ended December 31, 2025, adjustments consisted of upgrades of Shift4's internal IT systems and other nonrecurring items. 2 1 21

Fourth Quarter of 2025

Reconciliation of Common Shares

UNAUDITED

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
BEGINNING BALANCE					
Class A Common Shares	66,942,326	67,737,305	67,470,986	66,376,228	67,451,984
Class B Common Shares	19,801,028	19,801,028	19,801,028	19,801,028	19,801,028
Class C Common Shares	1,635,770	1,519,826	1,347,373	1,338,907	1,253,566
TOTAL COMMON SHARES OUTSTANDING - BEGINNING	**88,379,124**	**89,058,159**	**88,619,387**	**87,516,163**	**88,506,578**
ACTIVITY					
Shares Issued / Restricted Stock Units ("RSUs") Vested	1,854,904	259,815	45,494	990,415	434,188
Class C Shares Converted	16,675	160,043	8,466	85,341	130,257
TOTAL CLASS A COMMON SHARES ISSUED	**1,871,579**	**419,858**	**53,960**	**1,075,756**	**564,445**
CLASS A COMMON SHARES REPURCHASED AND RETIRED DURING THE QUARTER	(1,076,600)	(686,177)	(1,148,718)	—	(4,349,592)
CLASS C COMMON SHARES CONTRIBUTED FROM THE FOUNDER (A)	(99,269)	(12,410)	—	—	—
ENDING BALANCE					
Class A Common Shares	67,737,305	67,470,986	66,376,228	67,451,984	63,666,837
Class B Common Shares	19,801,028	19,801,028	19,801,028	19,801,028	19,801,028
Class C Common Shares	1,519,826	1,347,373	1,338,907	1,253,566	1,123,309
TOTAL COMMON SHARES OUTSTANDING - ENDING	**89,058,159**	**88,619,387**	**87,516,163**	**88,506,578**	**84,591,174**
Unvested RSUs - Acquisition-related awards	256,973	247,709	242,257	381,174	260,157
Unvested RSUs - Ongoing compensation	974,376	1,112,755	1,148,606	1,263,848	1,169,933
Unvested RSUs - One-time discretionary awards (A)	937,994	849,129	827,130	784,110	510,346
Contribution from Founder (A)	(468,997)	(424,565)	(418,466)	(412,759)	—
FULLY DILUTED COMMON SHARES OUTSTANDING (B)	**90,758,505**	**90,404,415**	**89,315,690**	**90,522,951**	**86,531,610**

EQUITY-BASED COMPENSATION EXPENSE AND RELATED PAYROLL TAX INCURRED ON:	**Twelve Months Ended 12/31/24**	**Twelve Months Ended 3/31/25**	**Twelve Months Ended 6/30/25**	**Twelve Months Ended 9/30/25**	**Twelve Months Ended 12/31/25**
Acquisition-related awards	$ 11	$ 10	$ 8	$ 7	$ 8
Ongoing compensation	46	52	54	56	66
One-time discretionary awards	11	10	11	11	11
TOTAL EQUITY-BASED COMPENSATION EXPENSE AND RELATED PAYROLL TAX	**$ 68**	**$ 72**	**$ 73**	**$ 74**	**$ 85**

(A) In Q4 2021, Shift4 implemented a one-time discretionary equity award program for non-management employees. Shift4's Founder and Executive Chairman, Jared Isaacman, had committed to fund half of this program through a contribution of his Class C shares. In February 2026, in connection with the Simplification Transaction, Shift4 negotiated the termination of the Founder's remaining commitment to contribute 50% of this program.

(B) Excludes 10 million shares of Mandatory Convertible Preferred Stock.

	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
WEIGHTED AVERAGE SHARE COUNT - GAAP DILUTED EPS	**93**	**92**	**89**	**91**	**67**
Weighted average anti-dilutive LLC Interests (Class B shares)	—	—	—	—	20
Mandatory Convertible Preferred Stock - Shares outstanding at period-end	—	—	10	10	10
SHARE COUNT - NON-GAAP EPS	**93**	**92**	**99**	**101**	**97**

SHIFT4

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